Exhibit 99.1

FOR IMMEDIATE RELEASE: OCTOBER 31, 2022

LEGGETT & PLATT REPORTS 3Q RESULTS

Carthage, MO, October 31, 2022 ---

•	3Q sales were $1.29 billion, a 2% decrease vs 3Q21

•	3Q EBIT of $113 million, down $31 million vs 3Q21

•	3Q EPS of $.52, a decrease of $.19 vs 3Q21

•	2022 guidance unchanged from October 10 announcement: sales of $5.1–$5.2 billion; EPS of $2.30–$2.45

Diversified manufacturer Leggett & Platt reported third quarter sales of $1.29 billion, a 2% decrease versus third quarter last year.

•	Organic sales[1] were down 3%

•	Volume was down 8%, primarily from continued demand softness in residential end markets, partially offset by growth in automotive and industrial end markets

•	Raw material-related selling price increases added 8% to sales

•	Currency impact decreased sales 3%

•	Previously announced Hydraulic Cylinders and Textile acquisitions completed in August, net of small divestitures, added 1% to sales

Third quarter EBIT was $113 million, down $31 million from third quarter 2021.

•	EBIT decreased primarily from lower volume, lower overhead absorption from reduced production, and operational inefficiencies in Specialty Foam, partially offset by metal margin expansion

•	EBIT margin was 8.7%, down from 10.9% in the third quarter of 2021

Third quarter EPS was $.52. EPS decreased $.19 versus third quarter 2021 primarily reflecting lower EBIT.

CEO COMMENTS

President and CEO Mitch Dolloff commented, “The current global economic environment and its effect on the consumer negatively impacted our third quarter results. As anticipated, we continue to experience demand and margin recovery in our Specialized Products segment. The U.S. bedding market remains fairly stable but at relatively weak levels, and we began to see slowing in other markets such as European bedding, home furniture, work furniture, and steel. As a result of these lower demand levels and the increasingly challenging macroeconomic environment, we lowered our full year guidance on October 10th.

“Third quarter earnings per share were slightly better than expected primarily due to incentive compensation adjustments. At the midpoint of guidance, fourth quarter is now expected to be slightly lower than third quarter primarily due to further reductions in steel rod production in response to the slowing steel market.

“We continue to focus on things we can control and are taking action to mitigate the impact of these challenges by aligning costs, production levels, and inventory with demand; evaluating near-term opportunities with our customers and working with them on new product developments; and continuing to build out our existing businesses through acquisitions. Our strong balance sheet and cash flow give us confidence in our ability to navigate challenging markets while investing in long-term opportunities.”

[1]	Trade sales excluding acquisitions/divestitures in the last 12 months

DEBT, CASH FLOW, AND LIQUIDITY

•	Net Debt[2] was 2.63x trailing 12-month adjusted EBITDA[2]

•	Operating cash flow was $65 million in the third quarter, an increase of $15 million versus third quarter 2021, reflecting a smaller use of working capital partially offset by lower earnings

•	Capital expenditures were $25 million

•	Total liquidity was $1.0 billion

DIVIDEND

•	In August, Leggett & Platt’s Board of Directors declared a $.44 per share third quarter dividend, two cents higher than last year’s third quarter dividend

•	At an annual indicated dividend of $1.76 per share, the yield is 5.3% based upon Friday’s closing stock price of $33.42 per share

STOCK REPURCHASES

•	Repurchased .1 million shares at an average price of $38.42

•	Issued .05 million shares through employee benefit plans

•	Shares outstanding at the end of the third quarter were 132.6 million

2022 GUIDANCE

•	Full year 2022 sales and EPS guidance unchanged from October 10 announcement

•	Sales are expected to be $5.1–$5.2 billion, roughly flat to +2% versus 2021

•	Volume is expected to be down high single digits:

•	Down mid-teens in Bedding Products Segment

•	Up low double digits in Specialized Products Segment

•	Down low single digits in Furniture, Flooring & Textile Products Segment

•	Raw material-related price increases, net of currency impact, expected to mostly offset volume declines

•	Acquisitions, net of small divestitures, expected to add ~1% to sales

•	EPS is expected to be $2.30–$2.45

•	Based on this framework, EBIT margin should be 9.5% to 10.0%

•	Additional expectations:

•	Depreciation and amortization $180 million

•	Net interest expense $80 million

•	Effective tax rate 23%

•	Operating cash flow $400–$450 million

•	Capital expenditures $115 million

•	Dividends $230 million

•	Fully diluted shares 137 million

•	Implied 4Q Guidance:

•	Sales: $1.15–$1.25 billion

•	EPS: $.42–$.57

[2]	Please refer to attached tables for Non-GAAP Reconciliations

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SEGMENT RESULTS – Third Quarter 2022 (versus 3Q 2021)

Bedding Products –

•	Trade sales decreased 12%

•	Volume decreased 20% from continued demand softness in U.S. and European bedding markets partially offset by trade sales growth in our Steel Rod and Drawn Wire businesses

•	Raw material-related selling price increases added 9%

•	Currency impact decreased sales 1%

•

EBIT decreased $37 million, primarily from lower volume, lower overhead absorption as production and inventory levels were adjusted to meet reduced demand, and operational inefficiencies in Specialty Foam. These decreases were partially offset by higher metal margin.

Specialized Products –

•	Trade sales increased 24%

•	Volume was up 22%, driven by sales growth in Automotive, Aerospace, and Hydraulic Cylinders

•	Raw material-related price increases added 5%

•	Currency impact decreased sales 8%

•	Hydraulic Cylinders acquisition completed on August 26 added 5% to sales growth

•	EBIT increased $9 million, primarily from higher volume partially offset by currency impact, higher raw material costs, and labor inefficiencies

Furniture, Flooring & Textile Products –

•	Trade sales were flat

•	Volume was down 6% with declines in Home Furniture, Fabric Converting, and Flooring partially offset by growth in Geo Components and Work Furniture

•	Raw material-related selling price increases added 7%

•	Currency impact decreased sales 1%

•	EBIT decreased $3 million, primarily from lower volume partially offset by pricing discipline

SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, November 1. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

Fourth quarter results will be released after the market closes on Monday, February 6, 2023, with a conference call the next morning.

FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in most homes and automobiles. The 139-year-old Company is comprised of 15 business units, approximately 20,000 employees, and over 130 manufacturing facilities located in 17 countries.

Leggett & Platt is the leading U.S.-based manufacturer of: a) bedding components; b) automotive seat support and lumbar systems; c) specialty bedding foams and private label finished mattresses; d) components for home furniture and work furniture; e) flooring underlayment; f) adjustable beds; and g) bedding industry machinery.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” including, but not limited to the amount of the Company’s forecasted 2022 full-year volume growth; acquisition sales growth; sales, EPS, capital expenditures; depreciation and amortization; net interest expense; fully diluted shares; operating cash flow; EBIT margin; effective tax rate;

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amount of dividends; raw material related price increases (net of currency impact); volume in each of the Company’s segments; and implied fourth quarter 2022 sales and EPS. Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the beliefs of Leggett at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: the adverse impact on our sales, earnings, liquidity, margins, cash flow, costs, and financial condition caused by: the Russian invasion of Ukraine; global inflationary impacts; macro-economic impacts; the COVID-19 pandemic; the demand for our products and our customers’ products; growth rates in the industries in which we participate and opportunities in those industries; our manufacturing facilities’ ability to remain fully operational and obtain necessary raw materials and parts, maintain appropriate labor levels and ship finished products to customers; the impairment of goodwill and long-lived assets; restructuring-related costs; our ability to access the commercial paper market or borrow under our revolving credit facility, including compliance with restrictive covenants that may limit our operational flexibility and our ability to timely pay our debt; adverse impact from supply chain disruptions; our ability to manage working capital; increases or decreases in our capital needs, which may vary depending on acquisition or divestiture activity; our capital expenditures; our ability to collect trade receivables; market conditions; price and product competition from foreign and domestic competitors; cost and availability of raw materials (including semiconductors and chemicals) due to supply chain disruptions or otherwise; labor and energy costs; cash generation sufficient to pay the dividend; cash repatriation from foreign accounts; our ability to pass along raw material cost increases through increased selling prices; conflict between China and Taiwan; our ability to maintain profit margins if customers change the quantity or mix of our components in their finished products; our ability to maintain and grow the profitability of acquired companies; political risks; changing tax rates; increased trade costs; risks related to operating in foreign countries; cybersecurity breaches; customer losses and insolvencies; disruption to our steel rod mill and other operations and supply chain because of severe weather-related events, natural disaster, fire, explosion, terrorism, pandemic, governmental action or labor strikes; foreign currency fluctuation; the amount of share repurchases; the imposition or continuation of anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy; climate change compliance costs and market, technological and reputational impacts; our ESG obligations; litigation risks; and risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s most recent Form 10-K and Form 10-Q reports filed with the SEC.

CONTACT:    Investor Relations, (417) 358-8131 or invest@leggett.com

Susan R. McCoy, Senior Vice President, Investor Relations

Cassie J. Branscum, Senior Director, Investor Relations

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LEGGETT & PLATT	Page 5 of 7	October 31, 2022

RESULTS OF OPERATIONS	THIRD QUARTER			YEAR TO DATE
(In millions, except per share data)	2022	2021	Change	2022	2021	Change
Trade sales	$1,294.4	$1,319.2	(2)%	$3,950.9	$3,739.7	6%
Cost of goods sold	1,063.9	1,063.1		3,184.7	2,966.8

Gross profit	230.5	256.1	(10)%	766.2	772.9	(1)%
Selling & administrative expenses	100.4	103.6	(3)%	317.5	322.5	(2)%
Amortization	16.6	17.8		50.0	51.6
Other expense (income), net	0.3	(9.5)		4.9	(45.0)

Earnings before interest and taxes	113.2	144.2	(21)%	393.8	443.8	(11)%
Net interest expense	19.7	18.4		59.2	55.5

Earnings before income taxes	93.5	125.8		334.6	388.3
Income taxes	22.0	28.6		77.5	91.3

Net earnings	71.5	97.2		257.1	297.0
Less net income from non-controlling interest	(0.1)	—		(0.1)	(0.1)

Net Earnings Attributable to L&P	$71.4	$97.2	(27)%	$257.0	$296.9	(13)%

Earnings per diluted share
Net earnings per diluted share	$0.52	$0.71	(27)%	$1.88	$2.17	(13)%
Shares outstanding
Common stock (at end of period)	132.6	133.4	(0.6)%	132.6	133.4	(0.6)%
Basic (average for period)	135.7	136.4		136.2	136.2
Diluted (average for period)	136.1	136.9	(0.6)%	136.6	136.7	(0.1)%

CASH FLOW	THIRD QUARTER			YEAR TO DATE
(In millions)	2022	2021	Change	2022	2021	Change
Net earnings	$71.5	$97.2		$257.1	$297.0
Depreciation and amortization	44.1	46.6		134.3	140.8
Working capital decrease (increase)	(44.8)	(104.4)		(214.9)	(367.9)
Impairments	—	—		—	—
Other operating activities	(5.3)	10.7		17.8	10.5

Net Cash from Operating Activities	$65.5	$50.1	31%	$194.3	$80.4	142%
Additions to PP&E	(24.7)	(26.8)		(65.5)	(75.8)
Purchase of companies, net of cash	(62.5)	(0.4)		(62.5)	(152.3)
Proceeds from business and asset sales	0.3	7.7		3.0	38.6
Dividends paid	(58.7)	(56.0)		(170.8)	(162.3)
Repurchase of common stock, net	(3.4)	0.4		(60.3)	(6.6)
Additions (payments) to debt, net	50.5	33.6		52.9	164.9
Other	(10.7)	(5.5)		(26.6)	(1.1)

Increase (Decrease) in Cash & Equivalents	$(43.7)	$3.1		$(135.5)	$(114.2)

FINANCIAL POSITION	Sep 30,	Dec 31,
(In millions)	2022	2021	Change
Cash and equivalents	$226.2	$361.7
Receivables	730.3	651.5
Inventories	976.0	993.2
Other current assets	68.5	58.9

Total current assets	2,001.0	2,065.3	(3)%
Net fixed assets	741.2	781.5
Operating lease right-of-use assets	190.8	192.6
Goodwill	1,449.6	1,449.6
Intangible assets and deferred costs, both at net	792.6	818.3

TOTAL ASSETS	$5,175.2	$5,307.3	(2)%

Trade accounts payable	$512.5	$613.8
Current debt maturities	7.4	300.6
Current operating lease liabilities	44.7	44.5
Other current liabilities	400.4	376.8

Total current liabilities	965.0	1,335.7	(28)%

Long-term debt	2,133.6	1,789.7	19%
Operating lease liabilities	151.1	153.0
Deferred taxes and other liabilities	362.7	380.3
Equity	1,562.8	1,648.6	(5)%

Total Capitalization	4,210.2	3,971.6	6%

TOTAL LIABILITIES & EQUITY	$5,175.2	$5,307.3	(2)%

LEGGETT & PLATT	Page 6 of 7	October 31, 2022

SEGMENT RESULTS [1]	THIRD QUARTER			YEAR TO DATE
(In millions)	2022	2021	Change	2022	2021	Change
Bedding Products
Trade sales	$582.0	$664.1	(12)%	$1,833.9	$1,808.6	1%
EBIT	43.9	81.1	(46)%	189.2	245.3	(23)%
EBIT margin	7.5%	12.2%	-470 bps [2]	10.3%	13.6%	-330 bps [2]
Gain on sale of real estate	—	—		—	(28.2)

Adjusted EBIT	43.9	81.1	(46)%	189.2	217.1	(13)%
Adjusted EBIT margin	7.5%	12.2%	-470 bps	10.3%	12.0%	-170 bps
Depreciation and amortization	25.7	27.3		78.1	79.8

Adjusted EBITDA	69.6	108.4	(36)%	267.3	296.9	(10)%
Adjusted EBITDA margin	12.0%	16.3%	-430 bps	14.6%	16.4%	-180 bps
Specialized Products
Trade sales	$291.3	$235.6	24%	$815.5	$734.9	11%
EBIT	31.3	22.4	40%	73.0	85.0	(14)%
EBIT margin	10.7%	9.5%	120 bps	9.0%	11.6%	-260 bps
Depreciation and amortization	9.7	11.7		30.4	35.0

Adjusted EBITDA	41.0	34.1	20%	103.4	120.0	(14)%
Adjusted EBITDA margin	14.1%	14.5%	-40 bps	12.7%	16.3%	-360 bps
Furniture, Flooring & Textile Products
Trade sales	$421.1	$419.5	—%	$1,301.5	$1,196.2	9%
EBIT	38.3	41.1	(7)%	132.3	114.1	16%
EBIT margin	9.1%	9.8%	-70 bps	10.2%	9.5%	70 bps
Depreciation and amortization	5.7	6.0		17.5	18.1

Adjusted EBITDA	44.0	47.1	(7)%	149.8	132.2	13%
Adjusted EBITDA margin	10.4%	11.2%	-80 bps	11.5%	11.1%	40 bps
Total Company
Trade sales	$1,294.4	$1,319.2	(2)%	$3,950.9	$3,739.7	6%
EBIT - segments	113.5	144.6	(22)%	394.5	444.4	(11)%
Intersegment eliminations and other	(0.3)	(0.4)		(0.7)	(0.6)

EBIT	113.2	144.2	(21)%	393.8	443.8	(11)%
EBIT margin	8.7%	10.9%	-220 bps	10.0%	11.9%	-190 bps
Gain on sale of real estate [3]	—	—		—	(28.2)

Adjusted EBIT [3]	113.2	144.2	(21)%	393.8	415.6	(5)%
Adjusted EBIT margin [3]	8.7%	10.9%	-220 bps	10.0%	11.1%	-110 bps
Depreciation and amortization - segments	41.1	45.0		126.0	132.9
Depreciation and amortization - unallocated [4]	3.0	1.6		8.3	7.9

Adjusted EBITDA [3]	$157.3	$190.8	(18)%	$528.1	$556.4	(5)%
Adjusted EBITDA margin	12.2%	14.5%	-230 bps	13.4%	14.9%	-150 bps

LAST SIX QUARTERS	2021			2022
Selected Figures (In Millions)	2Q	3Q	4Q	1Q	2Q	3Q
Trade sales	1,269.6	1,319.2	1,332.9	1,322.3	1,334.2	1,294.4
Sales growth (vs. prior year)	50%	9%	13%	15%	5%	(2)%
Volume growth (same locations vs. prior year)	31%	(6)%	(5)%	(4)%	(6)%	(8)%
Adjusted EBIT [3]	143.7	144.2	152.2	137.6	143.0	113.2
Cash from operations	40.9	50.1	190.9	39.0	89.8	65.5
Adjusted EBITDA (trailing twelve months) [3]	772.9	760.8	755.1	764.6	760.3	726.8
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [3,5]	2.32	2.41	2.29	2.32	2.39	2.63

Organic Sales (Vs. Prior Year) [6]	2Q	3Q	4Q	1Q	2Q	3Q
Bedding Products	50%	12%	15%	16%	—%	(12)%
Specialized Products	69%	(4)%	(4)%	2%	8%	19%
Furniture, Flooring & Textile Products	43%	12%	17%	17%	10%	—%
Overall	50%	8%	11%	13%	5%	(3)%

[1]	Segment and overall company margins calculated on net trade sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	Consists primarily of depreciation of non-operating assets.
[5]	EBITDA based on trailing twelve months.
[6]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 7 of 7	October 31, 2022

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES [10]
Non-GAAP Adjustments [7]	2021			2022
(In millions, except per share data)	2Q	3Q	4Q	1Q	2Q	3Q
Gain on sale of real estate	(28.2)	—	—	—	—	—

Non-GAAP Adjustments (Pretax) [8]	(28.2)	—	—	—	—	—
Income tax impact	6.9	—	—	—	—	—

Non-GAAP Adjustments (After Tax)	(21.3)	—	—	—	—	—

Diluted shares outstanding	136.8	136.9	137.0	136.9	136.7	136.1
EPS Impact of Non-GAAP Adjustments	(0.16)	—	—	—	—	—

Adjusted EBIT, EBITDA, Margin, and EPS [7]	2021			2022
(In millions, except per share data)	2Q	3Q	4Q	1Q	2Q	3Q
Trade sales	1,269.6	1,319.2	1,332.9	1,322.3	1,334.2	1,294.4
EBIT (earnings before interest and taxes)	171.9	144.2	152.2	137.6	143.0	113.2
Non-GAAP adjustments (pretax and excluding interest)	(28.2)	—	—	—	—	—

Adjusted EBIT	143.7	144.2	152.2	137.6	143.0	113.2

EBIT margin	13.5%	10.9%	11.4%	10.4%	10.7%	8.7%
Adjusted EBIT Margin	11.3%	10.9%	11.4%	10.4%	10.7%	8.7%

EBIT	171.9	144.2	152.2	137.6	143.0	113.2
Depreciation and amortization	48.1	46.6	46.5	45.7	44.5	44.1

EBITDA	220.0	190.8	198.7	183.3	187.5	157.3
Non-GAAP adjustments (pretax and excluding interest)	(28.2)	—	—	—	—	—

Adjusted EBITDA	191.8	190.8	198.7	183.3	187.5	157.3

EBITDA margin	17.3%	14.5%	14.9%	13.9%	14.1%	12.2%
Adjusted EBITDA Margin	15.1%	14.5%	14.9%	13.9%	14.1%	12.2%

Diluted EPS	0.82	0.71	0.77	0.66	0.70	0.52
EPS impact of non-GAAP adjustments	(0.16)	—	—	—	—	—

Adjusted EPS	0.66	0.71	0.77	0.66	0.70	0.52

Net Debt to Adjusted EBITDA [9]	2021			2022
	2Q	3Q	4Q	1Q	2Q	3Q
Total debt	2,025.7	2,066.0	2,090.3	2,104.4	2,090.8	2,141.0
Less: cash and equivalents	(231.6)	(234.7)	(361.7)	(327.3)	(269.9)	(226.2)

Net debt	1,794.1	1,831.3	1,728.6	1,777.1	1,820.9	1,914.8
Adjusted EBITDA, trailing 12 months	772.9	760.8	755.1	764.6	760.3	726.8

Net Debt / Leggett Reported 12-month Adjusted EBITDA	2.32	2.41	2.29	2.32	2.39	2.63

[7]	Management and investors use these measures as supplemental information to assess operational performance.
[8]	The ($28.2) 2Q 2021 non-GAAP adjustment is included in the Other income line on the income statement.
[9]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[10]	Calculations impacted by rounding.